UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information in this Report set forth in Item 2.03 is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

Modification Agreement

On June 7, 2016, (i) BR T&C BLVD., LLC, a Delaware limited liability company, or the Borrower (a majority owned subsidiary of BR T&C BLVD JV Member, LLC, a Delaware limited liability company, a partially owned subsidiary of BRG T&C BLVD Houston, LLC, a Delaware limited liability company, a wholly owned subsidiary of our operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership), (ii) CFP Residential, L.P., a Texas limited partnership, Maple Residential, L.P., a Delaware limited partnership, CFH Maple Residential Investor, L.P., a Texas limited partnership, VF Residential, Ltd., a Texas limited partnership, and VF Multifamily Holdings, Ltd., a Texas limited partnership, or collectively, the Guarantors, and (iii) Compass Bank, an Alabama banking corporation, or Compass Bank, and Green Bank, a N.A., a national banking association, or Green Bank, and together with Compass Bank, the Lenders, entered into that certain modification agreement, or the Modification Agreement, to amend the terms of the credit facility, or the Construction Loan, financing the construction and development of a 340-unit class A, apartment community located in Houston, Texas, to be known as Alexan CityCentre, or the Alexan Development. For purposes herein, we refer to the Construction Loan, as modified by the Modification Agreement, as the Modified Construction Loan.

The maximum principal amount available to the Borrower under the terms of the Modified Construction Loan is $55.1 million, or the Maximum Principal. The maturity date of the Modified Construction Loan is January 1, 2020, subject to a single one-year extension exercisable at the option of the Borrower. The interest rate on the Modified Construction Loan is a variable per annum rate equal to the prime rate plus 0.5%; provided that, at the request of the Borrower, the interest rate for a portion of the outstanding principal amount (not less than $500,000) may alternatively be determined in accordance with the LIBOR rate plus 3.00%. The Modified Construction Loan requires monthly interest payments until the maturity date, after which $60,000 monthly payments of principal will be required in addition to payment of accrued interest during the maturity extension period. The Borrower will be required to initially fund $2,619,645 as an interest reserve and $597,661 as an operating deficit reserve. In connection with the Modification Agreement, the Borrower has provided an updated project budget and agreed, subject to certain exceptions, not to make distributions to its members during the course of the Modified Construction Loan. The Modified Construction Loan contains releases from liability and indemnities that are customary and standard for loan agreements in the real estate industry. The Guarantors have agreed to guaranty and have entered into agreements fully guarantying the completion of the Alexan Development and partial guaranties of the Borrower’s principal and interest obligations under the Modified Loan Agreement. Pursuant to the Modified Construction Loan, the Borrower is required to complete the Alexan Development by December 31, 2017 (without extension for any reason). To obtain the Modification Agreement, the Borrower is required to contribute additional equity for the Alexan Development in the amount of $2,200,500 to be applied to development costs. As compensation for entering into the Modification Agreement and performing under the Modified Construction Loan, the Lenders received a loan extension fee of $275,500, representing 0.5% of the Maximum Principal.

The foregoing description of the terms of the Modification Agreement and their effect on the terms of the existing Construction Loan is a summary and is qualified in its entirety by the terms of the Modification Agreement, a copy of which is filed as Exhibit No. 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

10.1	Modification Agreement by and among BR T&C BLVD., LLC, as borrower, CFP Residential, L.P., Maple Residential, L.P., CFH Maple Residential Investor, L.P., VF Residential, Ltd., and VF Multifamily Holdings, Ltd., as guarantors, and Compass Bank and Green Bank, as lenders, dated as of June 7, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: June 10, 2016	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Modification Agreement by and among BR T&C BLVD., LLC, as borrower, CFP Residential, L.P., Maple Residential, L.P., CFH Maple Residential Investor, L.P., VF Residential, Ltd., and VF Multifamily Holdings, Ltd., as guarantors, and Compass Bank and Green Bank, as lenders, dated as of June 7, 2016